Exhibit 10.7
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (this “Agreement”) is made as of the 17th day of July, 2009, by and between TRUSTWAY INSURANCE AGENCIES, LLC, a Georgia limited liability company (the “Pledgor”) and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”). Unless otherwise defined herein or if the context clearly requires to the contrary, any capitalized term used herein but not defined shall have the meaning ascribed to such term in that certain that certain Guaranty of Payment dated as of even date herewith among Pledgor and Bank (as amended, the “Guaranty”) guaranteeing the obligations of AssuranceAmerica Corporation, a Nevada corporation (“Borrower”) pursuant to that certain Loan Agreement between Borrower and Bank (as amended from time to time, the “Loan Agreement”).
     In consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Pledgor hereby agrees with Bank as follows:
     SECTION 1. Pledge. As collateral security for payment in full of the Guaranteed Obligations, Pledgor hereby pledges, hypothecates, collaterally assigns and delivers unto Bank, and grants to Bank a lien on, upon, and in all of the following: (a) the securities, investment properties and general intangibles listed on Exhibit A attached hereto (and as supplemented from time to time in connection with a Permitted Acquisition (as defined in the Loan Agreement)), the proceeds thereof and any earnings thereon, and (b) any cash, options, instruments, shares or securities, dividends, distributions, rights or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any and all such securities described in clause (a), together with the proceeds thereof (all of the foregoing being hereinafter collectively called the “Pledged Collateral”). Upon the execution hereof, (i) any securities, investment properties and general intangibles now or hereafter included in the Pledged Collateral (hereinafter called the “Pledged Securities”) shall be accompanied by duly executed transfer powers, as applicable, in blank and by such other instruments or documents as Bank or its counsel may reasonably request, and (ii) all other property comprising part of the Pledged Collateral shall be delivered to Bank and accompanied by proper instruments of assignment duly executed by Pledgor and by such other instruments or documents as Bank or its counsel may reasonably request. At any time after an Event of Default, Bank, at its option, may have any and all Pledged Securities registered in its name or that of its nominee, and Pledgor hereby covenants that, upon Bank’s request, Pledgor will cause the issuer of the Pledged Securities to effect such registration. Each schedule so delivered shall supersede any prior schedules so delivered.
     TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and references pertaining or incidental thereto, unto Bank, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.
     SECTION 2. Guaranteed Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Bank, to secure payment and performance in full of the Guaranteed Obligations.
     SECTION 3. Representations and Warranties. Pledgor hereby represents and warrants that, except for the lien granted to Bank and other liens permitted by the terms of Section 5.3 of the Loan Agreement, Pledgor is the legal and equitable owner of the Pledged Collateral, holds the same free and clear of all liens, and will make no voluntary assignment, pledge, mortgage, hypothecation or transfer of the Pledged Collateral during the term of this Agreement; that Pledgor has good right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever and that no consent or approval of any Governmental Authority, or of any securities exchange, was or is necessary to the validity of such pledge which has not been obtained; and that the pledge of the Pledged Collateral is effective to vest in Bank the rights of Pledgor in the Pledged Collateral as set forth herein.
     SECTION 4. No Options or Rights. Pledgor agrees that, until the Guaranteed Obligations (other than Cash Management Guaranteed Obligations that continue after the termination of the Loan Facility) have been satisfied in full, no options or rights in respect of the Pledged Collateral shall be granted by Pledgor without the prior approval of Bank.
     SECTION 5. Voting Rights; Distributions; Etc.
     (a) So long as no Event of Default shall have occurred:
     (i) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Loan Document; provided, however, that Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Securities or any part thereof or on the rights and interests of Bank hereunder with respect to the Pledged Securities;
     (ii) Pledgor shall be entitled to retain and use any and all cash distributions paid on Pledged Securities, but any and all stock and/or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Securities, whether resulting from a subdivision, combination or reclassification of outstanding capital stock of any corporation the capital stock of which is pledged hereunder or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any issuer of the Pledged Securities, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Bank to be held as collateral subject to the terms of this Agreement; and
     (iii) Bank shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, as appropriate, all such proxies, powers of attorney, distribution orders and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Subparagraph (a)(i) above and/or to receive the distributions which Pledgor is authorized to retain pursuant to Subparagraph (a)(ii) above.
     (b) Upon (i) the occurrence and during the continuance of an Event of Default and (ii) five (5) days prior written notice to the Pledgor, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Subparagraph (a)(i) above and/or to receive the distributions which Pledgor is authorized to receive and retain pursuant to Subparagraph (a)(ii) above shall cease, and all such rights thereupon shall become vested in Bank, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which Pledgor shall otherwise be entitled to exercise pursuant to Subparagraph (a)(i) above and/or to receive and retain the distributions which Pledgor shall otherwise be authorized to retain pursuant to Subparagraph (a)(ii) above. Any and all money and other property paid over to or received by Bank pursuant to the provisions of this Paragraph (b) shall be retained by Bank as additional collateral hereunder and shall be applied in accordance with the provisions of Section 9 hereof.

     SECTION 6. Remedies upon Default. If an Event of Default shall have occurred, Bank may continue to hold the Pledged Collateral for its own account and may, with prior notice to Pledgor, sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Bank, in its sole discretion, shall deem appropriate. Bank shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933, as amended, and upon consummation of any such sale, Bank shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Bank shall give Pledgor ten (10) days’ written notice (which Pledgor agrees is reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code) of Bank’s intention to make any such sale. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places at the Bank may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as Bank may (in its sole and absolute discretion) determine. Bank shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by Bank until the sale price is paid by the purchaser or purchasers thereof, but Bank shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, Bank may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of Pledgor (all said rights being also hereby waived and released to the extent permitted by law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to Bank from Pledgor as a credit against the purchase price, and Bank may, in compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor thereof. As an alternative to exercising the power of sale herein conferred upon it, Bank, at its option, may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts of competent jurisdiction. Any sale pursuant to this Section 6 shall conform to commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code.
     SECTION 7. Bank Appointed Attorney-in-Fact. Pledgor constitutes and appoints Bank the attorney-in-fact for Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that Bank shall only exercise its power pursuant to this Section 7 if, and only if, an Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, Bank shall have the right, after the occurrence of an Event of Default, with full power of substitution, either in Bank’s name or in the name of Pledgor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof, and to give full discharge for the same, to settle, compromise, prosecute, or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Bank to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by Bank or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Pledgor or to any claim or action against Bank.
     SECTION 8. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by Bank under the provisions of this Agreement, shall be applied by Bank as follows:
     First: to the payment of all costs and expenses incurred by Bank in connection herewith, including but not limited to, all court costs and the fees and disbursements of counsel for Bank in connection herewith, and to the repayment of all advances made by Bank hereunder for the account of Pledgor, and the payment of all costs and expenses paid or incurred by Bank in connection with the exercise of any right or remedy hereunder; and
     Second: to the payment in full of all other Guaranteed Obligations.
Any amounts remaining after such application shall be promptly remitted to Pledgor, Pledgor’s successors, legal representatives, or assigns, or as otherwise provided by law. Bank shall have absolute discretion as to the time of application of any proceeds in accordance with this Agreement.
     SECTION 9. Specific Performance; Injunctive Relief. Pledgor acknowledges that a breach of any of the provisions contained in this Agreement may cause irreparable injury to Bank; that Bank will have no adequate remedy at law with respect to such breach; and that, as a consequence, Pledgor’s obligations hereunder shall be specifically enforceable against Pledgor and that Bank shall be entitled to injunctive relief as a remedy for such breach.
     SECTION 10. Additional Rights and Remedies. The rights and remedies provided in this Agreement and in all other agreements, instructions or documents delivered pursuant hereto are cumulative and are in addition to any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.
     SECTION 11. Further Assurances. Pledgor covenants and agrees that, at Pledgor’s cost and expense, upon request of Bank, Pledgor shall duly execute and deliver, or cause to be duly executed and delivered, to Bank such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions and purposes of this Agreement.
     SECTION 12. Indemnity. Pledgor hereby agrees to indemnify Bank and its officers, directors, agents, and attorneys (each, an “Indemnified Person”) against, and to hold Bank and all such other Indemnified Persons harmless from all losses resulting from any representation or warranty made by Pledgor or on Pledgor’s behalf pursuant to this Agreement having been false when made, or resulting from Pledgor’s breach of any of the covenants set forth in this Agreement, which indemnification is in addition to, and not in derogation of, any statutory, equitable, or common law right or remedy Bank may have for breach of representation, warranty, statement or covenant or otherwise may have under any of the Loan Documents; provided, however, Pledgor shall have no obligation hereunder to any Indemnified Person with respect to any losses to the extent arising from the bad faith, gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final, non-appealable judgment. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Guaranteed Obligations and termination of this Agreement.
     SECTION 13. Enforcement and Waiver by Bank. Bank shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.
     SECTION 14. Expenses of Bank. Pledgor will, on demand, reimburse Bank for all actual and reasonable expenses incurred by Bank in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and/or in the collection of any amounts owing from Pledgor or any other person or entity to Bank under this Agreement and, until so paid, the amount of such expenses shall be added to and become part of the amount of the Guaranteed Obligations.
     SECTION 15. Attorneys’ Fees. If at any time or times hereafter Bank employs counsel to advise or provide other representation with respect to this Agreement or any other agreement, document or instrument heretofore, now or hereafter executed by Pledgor and delivered to Bank with respect to the Guaranteed Obligations, or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings or to take any other action in or with respect to any suit or proceeding relating to this Agreement or any other agreement, instrument or document heretofore, now or hereafter executed by Pledgor and delivered to Bank with respect to the Guaranteed Obligations, or to represent Bank in any litigation with respect to the affairs of Pledgor, or to enforce any rights of Bank or obligations of Pledgor or any other Person which may be obligated to Bank by virtue of this Agreement or any other agreement, document or instrument heretofore, now or hereafter delivered to Bank by or for the benefit of Pledgor with respect to the Guaranteed Obligations, or to collect from Pledgor any amounts owing hereunder, then in any such event, all of the reasonable attorneys’ fees actually incurred by Bank arising from such services and any actual expenses, costs and charges relating thereto shall constitute additional obligations of Pledgor payable on demand and, until so paid, shall be added to and become part of the Guaranteed Obligations.
     SECTION 16. Notices. All notices and other communications from either party to the other hereunder shall be given and deemed received when given in accordance with the terms of the Loan Agreement, with respect to the Bank, at the address or telecopier number specified in the Loan Agreement, and with respect to the Pledgor, at the address or telecopier number set forth on the signature pages of the Guaranty.
     SECTION 17. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).
     SECTION 19. BINDING ARBITRATION; PRESERVATION OF REMEDIES.

     (a) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy between parties hereto arising out of or relating to this Agreement shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction.
     (b) Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.
     (c) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment.
     (d) Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.
     SECTION 19. Binding Effect, Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Pledgor does not have any right to assign any of its rights or obligations hereunder without the prior written consent of Bank.
     SECTION 20. Entire Agreement, Amendments. This Agreement and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.
     SECTION 21. Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable
     SECTION 22. Headings. The section and paragraph headings hereof are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such sections and paragraphs.

     SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
     SECTION 24. Seal. This Agreement is intended to take effect as an instrument under seal.
     SECTION 25. Termination. Upon indefeasible payment in full of all the principal, interest and fees due with respect to the Loan Facility and termination of the Loan Facility, this Agreement shall terminate and Bank agrees to promptly return any and all stock or membership interest certificates in Bank’s possession, as applicable, to Pledgor. Upon termination of this Agreement in accordance with its terms, the Bank agrees to take such actions as any Pledgor may reasonably request, and at the sole cost and expense of such Pledgor, to evidence the termination of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed effective as of the date first above written.

TRUSTWAY INSURANCE AGENCIES, LLC
By:	/s/ Mark H. Hain
	Name:	MARK H. HAIN
	Title:	EVP
[SEAL]

WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

8

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed effective as of the date first above written.

TRUSTWAY INSURANCE AGENCIES, LLC
By:
Name:
Title:
[SEAL]

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Elaine Eaton
	Name:	Elaine Eaton
	Title:	SVP

EXHIBIT A
PLEDGED SECURITIES
Eighty percent (80%) of the ownership interests of Trustway T.E.A.M., Inc. (the “Company”) (including but not limited to all rights of Pledgor as a director or officer of the Company whether arising under applicable law or any agreement of the Company with Pledgor as a director or officer of the Company, including but not limited to the Bylaws of the Company), the proceeds thereof and any earnings thereon, and any cash, options, instruments, shares or securities, dividends, distributions, rights or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any and all such securities, together with the proceeds thereof.

IRREVOCABLE STOCK POWER
(separate from Certificate)
     FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to                                                                                                      (800) shares of the capital stock of TRUSTWAY T.E.A.M., INC., a corporation organized and existing under the laws of the State of Georgia represented by Certificate No(s) 1 standing in the name of undersigned on the books of said company. The undersigned does hereby irrevocably constitute and appoint                                         attorney to transfer the said stock on the books of said company with full power of substitution in the premises.
Date:
[leave date blank upon execution]

TRUSTWAY INSURANCE AGENCIES, LLC
/s/ Mark H. Hain
Name:	MARK H. HAIN
Title:	EVP